EXHIBIT 10.3
                ________________________________________

              SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into as of December 20, 1996, by and between Media Entertainment, Inc., a Nevada corporation, ("MEI"), and Waddell D. Loflin, an individual resident of the State of Louisiana ("Loflin"), in light of the following facts:

     1. MEI is a development-stage communications company operating primarily within the wireless cable and community television industries; and

     2. Loflin is the owner of certain assets useful in the community television industry; and

     3. Loflin desires to sell such assets in exchange for Common Stock of MEI.

                    WITNESSETH:

THEREFORE, the agreement of the parties, the promises of each being consideration for the promises of the other:

I.   DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below:

(a) "Agreement" shall mean this Subscription Agreement and all exhibits hereto or amendments hereof.

(b) "Loflin" shall mean Waddell D. Loflin, an individual resident of the State of Louisiana.

(c) "MEI" shall mean Media Entertainment, Inc., a Nevada corporation with offices in Baton Rouge, Louisiana.

(d) "Knowledge of MEI" or matters "known to MEI" shall mean matters actually known to the Board of Directors or officers of MEI, or which reasonably should be or should have been known by them upon reasonable investigation.

(e) "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange
Commission promulgated thereunder, as such shall then be in effect.

(f) "Louisiana Act" shall mean the Securities Act of Louisiana, and includes the rules and regulations of the Louisiana Securities Commission promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has not been ascribed shall be construed in accordance with either (i) the context in which such term is used, or (ii) the definition provided for such term in the place in this Agreement at which such term is first used.

II.  DISCLOSURES

MEI is a development stage company with no history of operations and which has not yet begun to do business in its chosen field of endeavor. It intends to operate as a holding company in the wireless cable and community television industries, among other endeavors.

III. PURCHASE AND SALE

Loflin hereby sells to MEI and MEI hereby buys from Loflin all of the assets set forth in Exhibit "A" attached hereto and incorporated herein by this reference in consideration of 104,249 shares of the $.0001 par value Common Stock of MEI, at the price set forth below, subject to all of the terms and conditions set forth herein.

IV.  PURCHASE PRICE - PAYMENT

Loflin shall deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, for a price of $120,652, payable by issuance and delivery by MEI to Loflin of 104,249 shares of the $.0001 par value Common Stock of MEI, a consideration of $1.157 per share.

V.   THE EXCHANGE

Loflin agrees to deliver to MEI assignments conveying each of the assets listed in Exhibit "A" hereto, wherein title in and to all of the assets is transferred to MEI. Upon delivery of such assignments by Loflin, MEI shall deliver to Loflin a certificate representing 104,249 shares of the $.0001 par value Common Stock of MEI, properly executed and issued.

VI.  REPRESENTATIONS AND WARRANTIES OF MEI

MEI represents and warrants to Loflin:

(a) Organization and Corporate Authority. MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MEI has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

(b)  Issuance of the Common  Stock.  The shares of $.0001 par value
Common Stock of MEI to be issued hereunder, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of MEI, will be issued in compliance with applicable state and federal laws.

(c) Compliance with Agreements. The execution and performance of this Agreementwill not result in any violation or be in conflict with any agreement to which MEI is a party.

(d) Authorization. All corporate action on the part of MEI and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of MEI's obligations hereunder and for the issuance and delivery of the $.0001 par value Common Stock of MEI. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of MEI.

(e) Legality of Share Issuance. MEI warrants that the Common Stock to be issued hereto will be legally issued without registration under the Securities
Act or the Louisiana Act pursuant to applicable exemptions from registration thereunder.

VII. REPRESENTATIONS AND WARRANTIES OF LOFLIN

(a) Title to Assets. Loflin owns each of the assets listed in Exhibit "A" hereto, free and clear of adverse claims, liens or encumbrances.

(b) Legal Capacity. Loflin is under no legal disability with respect to the execution and performance of this Subscription Agreement.

(c) Investment Intent of Shareholder. Loflin represents and warrants that the shares of MEI Common Stock acquired hereunder by Loflin are being purchased by him solely for his own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

(d) Restrictive Legend. Loflin further consents to the placement of the following legend, or a legend similar thereto, on the certificate or certificates representing shares of MEI Common Stock deliverable hereunder:

THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE
EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2)
OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE tRANSFERRED WITHOUT AN OPINION OF COUNSEL
SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT
ANY SUCH PROPOSED  TRANSFER IS IN ACCORDANCE WITH ALL
APPLICABLE LAWS, RULES AND REGULATIONS.

VIII.     MISCELLANEOUS

Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Louisiana.

Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors or assigns of the parties hereto.

Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

MEDIA ENTERTAINMENT, INC.
(a Nevada corporation)
By: /s/ David M. Loflin
David M. Loflin
President


/s/ Waddell D. Loflin
Waddell D.Loflin, individually